SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2010

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glover Avenue

P. O. Box 4505

Norwalk, Connecticut

06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2010, Registrant’s shareholders, upon recommendation of Registrant’s Board of Directors, approved the May 2010 Amendment and Restatement of Registrant’s 2004 Performance Incentive Plan (“Plan”). The Plan (i) extends the term of the Plan to December 31, 2015, (ii) increases by 30 million the number of shares available for grant under the Plan and (iii) increases the number of shares available for issuance to a single individual under the Plan. The Plan is described in greater detail in Proposal 3 in Registrant’s Proxy Statement for the 2010 Annual Meeting of Shareholders (“Proxy Statement”). The Proxy Statement was filed with the Securities and Exchange Commission on April 8, 2010. The descriptions of the Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the Plan (as amended and restated effective May 2010), which is filed as an exhibit to this Current Report on Form 8-K.

Anne M. Mulcahy, a named executive officer of Registrant, retired as Registrant’s Chairman of the Board on May 20, 2010. In connection with Mrs. Mulcahy’s retirement, on May 20, 2010 the Compensation Committee of Registrant’s Board of Directors, in accordance with the terms of the applicable agreement, accelerated the vesting of the Long Term Cash Incentive Award made to Mrs. Mulcahy on June 30, 2009 (as described in the Proxy Statement) in an amount equal to what Mrs. Mulcahy would receive had her retirement occurred on or after the July 1, 2011 original vesting date. Such award will be paid on the original vesting date.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 20, 2010 Registrant held its Annual Meeting of Shareholders. The matters voted on by shareholders and the voting results are as follows:

A.    Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes
Glenn A. Britt	1,094,001,173	14,264,441	1,437,129	94,965,983
Ursula M. Burns	1,088,208,659	20,589,523	904,561	94,965,983
Richard J. Harrington	1,104,638,862	3,603,778	1,460,103	94,965,983
William Curt Hunter	1,097,390,668	10,862,410	1,449,665	94,965,983
Robert A. McDonald	1,095,466,627	12,844,953	1,391,163	94,965,983
N. J. Nicholas, Jr.	982,555,940	125,719,994	1,426,809	94,965,983
Charles Prince	987,505,903	120,804,200	1,392,640	94,965,983
Ann N. Reese	990,453,895	117,964,461	1,284,387	94,965,983
Mary Agnes Wilderotter	1,088,769,654	19,549,043	1,384,046	94,965,983

B. Ratification of selection of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2010. The selection of PricewaterhouseCoopers LLP was ratified.
	For	Against	Abstain	Non Votes
	1,190,531,072	12,584,798	1,552,856	0

C.    Approval of the May 2010 Amendment and Restatement of Registrant’s 2004 Performance Incentive Plan. The Amended and Restated Plan (i) extends the term of the Plan to December 31, 2015, (ii) increases by 30 million the number of shares available for grant under the Plan and (iii) increases the number of shares available for issuance to a single individual under the Plan. The May 2010 Amendment and Restatement of Registrant’s 2004 Performance Incentive Plan was approved.

	For	Against	Abstain	Non Votes
	1,027,026,273	74,976,167	7,700,303	94,965,983

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10(e)(24)	May 2010 Amendment and Restatement of Registrant’s 2004 Performance Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ DON H. LIU
Don H. Liu
Senior Vice President and Secretary

Date: May 21, 2010

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10(e)(24)	May 2010 Amendment and Restatement of Registrant’s 2004 Performance Incentive Plan.